UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 8, 2018

DexCom, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
________________________________________________________________________________________________________________________

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
In connection with remarks to be made at the J.P. Morgan 36th Annual Healthcare Conference in San Francisco on Tuesday, January 9, 2018, beginning at 11:00 a.m. (Pacific Time), DexCom, Inc. (“DexCom”) President and Chief Executive Officer Kevin Sayer will report preliminary, unaudited revenue for DexCom of approximately $218 million for the fourth quarter ended December 31, 2017, an increase of 27% over the fourth quarter of 2016. For fiscal 2017, total preliminary, unaudited revenue is expected to be $715 million, an increase of 25% over 2016.
Finally, Mr. Sayer will provide DexCom’s initial financial outlook for fiscal year 2018, including:

•	an estimated range for revenue of $830 million to $850 million; and

•	an estimated increase in sensor volumes, international revenue and the expansion of DexCom’s worldwide patient base that exceeds its overall revenue growth in 2018.
Mr. Sayer’s presentation, which will occur live at the Westin St. Francis Hotel in San Francisco, will be concurrently webcast. The link to the webcast will be available on the DexCom website at www.dexcom.com by navigating to “About Us,” then “Investor Relations,” and then “Events and Presentations.”
The fourth quarter and fiscal year 2017 preliminary unaudited financial results contained in Mr. Sayer’s presentation and in this report are subject to finalization in connection with the preparation of DexCom’s Annual Report on Form 10-K for the three and twelve months ended December 31, 2017. This report contains, and Mr. Sayer’s presentation on January 9, 2018 will contain, forward-looking statements concerning DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to DexCom’s preliminary, unaudited revenue for the fourth quarter and fiscal year 2017, including those related to DexCom’s expected revenue for the fourth quarter and fiscal year 2017, estimated revenue for fiscal 2018, expected 2018 growth in sensor volumes, international revenue and our patient base. Because such statements deal with future events, they are subject to various risks and uncertainties. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s annual report on Form 10-K for the period ended December 31, 2016, as filed with the Securities and Exchange Commission on February 28, 2017, its most recent quarterly report on Form 10-Q for the quarterly period ended September 30, 2017, as filed with the Securities and Exchange Commission on November 1, 2017, and its other reports, each as filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this Current Report are made as of the date of this Current Report, based on information currently available to DexCom. Should one or more of these risks or uncertainties materialize, or should any of DexCom’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. DexCom undertakes no obligation to publicly update or revise any forward-looking statements or reasons why results might differ.
In connection with Mr. Sayer’s presentation, on January 8, 2018 DexCom issued a press release announcing preliminary, unaudited revenue for the fourth quarter of 2017 and fiscal year 2017, initial financial outlook for fiscal year 2018, and certain other information, which is attached here as Exhibit 99.01.
The information in this Item 2.02, including Exhibit 99.01, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.01	Press release dated January 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli Steven R. Pacelli Executive Vice President, Strategy and Corporate Development
Date: January 8, 2018

Exhibit Index

Number	Description

99.01	Press release dated January 8, 2018.